CHAPARRAL RESOURCES, INC.

                                October 11, 2000




Mr. Dennis Staal
Capco Resources Ltd.
444 5th Avenue SW
Suite 2240
Calgary, Alberta
Canada  T2P2T8  403-9000


     Re: Purchase of Common Stock

Dear Dennis:

     This letter hereby amends that certain letter agreement, dated September 21, 2000, between Chaparral Resources, Inc. (the "Company") and Capco Resources Ltd. ("Capco") relating to the acquisition of 1,612,903 shares of common stock, par value $.0001 per share (the "Shares"), of the Company for an aggregate purchase price of $3.0 million. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Letter Agreement. The Parties agree that
Section 1(a) of the Letter Agreement is deleted in its entirety and replaced with the following:

          "Capco agrees to purchase the Shares on the earlier of (a) October 30, 2000 or (b) consummation of the transactions contemplated pursuant to Section 3 of that certain Agreement and Release, dated August 25, 2000, by and among Greka Energy Corp. ("Greka"), Randeep S. Grewal, Capco, Capco Energy, Inc. and Ilyas Chaudhary by delivery to Chaparral the sum of $3.0 million, in cash, by wire transfer of immediately available funds."

     The Letter Agreement, as amended hereby, constitutes the entire agreement between the Parties and supersede all prior oral or written agreements, understandings, representations and warranties, and courses of conduct and dealing between the Parties on the subject matter hereof.

     The Parties acknowledge and agree that except for the above-referenced amendment to Section 1(a) of the Letter Agreement all of the provisions of the Letter Agreement and the Pledge Agreement, dated as of September 21, 2000, between the Company and Capco will remain in full force and effect.

     This letter may be executed in one or more counterparts, each of which will be deemed to be an original copy of this letter and all of which, when taken together, will be deemed to constitute one and the same agreement.

     If you are in agreement with the foregoing, please sign and return one copy of this letter, which thereupon will constitute our agreement with respect to its subject matter.



      Very truly yours,


      /s/ Michael B. Young
      --------------------
      Michael B. Young
      Treasurer




Duly acknowledged and agreed this 11th day of October 2000.

CAPCO RESOURCES LTD.


/s/ Gene E. Hays (for) Dennis Staal
-----------------------------------
Dennis Staal